Exhibit (17)(a)

COLUMBUS FUNDS, INC.

ON BEHALF OF

COLUMBUS CORE PLUS FUND and

COLUMBUS CORE FUND

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of Columbus Funds, Inc. (the “Company”) and relates to proposals with respect to the Columbus Core Plus Fund and the Columbus Core Fund, each a series of the Company (each, a “fund”).  The undersigned hereby appoints David B. McKinney as proxy for the undersigned, with full power of substitution, to attend the special meeting of shareholders on July __, 2007, at 9:00 a.m., Eastern Time, at 227 Washington Street, Columbus, Indiana 47202 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement/prospectus and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” proposals 1 and 2 described in the proxy statement/prospectus and in the discretion of the above-named proxy on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

DATE:  __________________, 2007

NOTE:  Please sign exactly as your name appears on the records of the funds and date.  If joint owners, each holder should sign this proxy.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title.

Signature(s)

(Title(s), if applicable)

YOUR VOTE IS IMPORTANT.

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

This proxy will be voted “FOR” Proposals 1 and 2 if no specification is made below.

For shareholders of Columbus Core Plus Fund:

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

1.

To approve an Agreement and Plan of Reorganization between Columbus Funds, Inc., on behalf of the Columbus Core Plus Fund, and Frontegra Funds, Inc., on behalf of the Frontegra Total Return Bond Fund.  Under this agreement, as more fully described in the accompanying proxy statement/prospectus, (i) all of the assets and liabilities of the Columbus Core Plus Fund would be transferred to the Frontegra Total Return Bond Fund; (ii) each shareholder of the Columbus Core Plus Fund would receive shares of the Frontegra Total Return Bond Fund in an amount equal to the value of, and in redemption of, such shareholder’s holdings in the Columbus Core Plus Fund; (iii) the Columbus Core Plus Fund would be liquidated and terminated as a series of Columbus Funds, Inc.; and (iv) the name of the Frontegra Total Return Bond Fund would be changed to the Frontegra Columbus Core Plus Fund.

Please indicate by filling in the appropriate box below:

FOR	AGAINST	ABSTAIN
☐	☐	☐

For shareholders of Columbus Core Fund:

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

2.

To approve a proposed Agreement and Plan of Reorganization between Columbus Funds, Inc., on behalf of the Columbus Core Fund, and Frontegra Funds, Inc., on behalf of the Frontegra Investment Grade Bond Fund.  Under this agreement, as more fully described in the accompanying proxy statement/prospectus, (i) all of the assets and liabilities of the Columbus Core Fund would be transferred to the Frontegra Investment Grade Bond Fund; (ii) each shareholder of the Columbus Core Fund would receive shares of the Frontegra Investment Grade Bond Fund in an amount equal to the value of, and in redemption of, such shareholder’s holdings in the Columbus Core Fund; (iii) the Columbus Core Fund would be liquidated and terminated as a series of Columbus Funds, Inc.; and (iv) the name of the Frontegra Investment Grade Bond Fund would be changed to the Frontegra Columbus Core Fund.

Please indicate by filling in the appropriate box below:

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the named proxy may vote to transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

WE NEED YOUR VOTE BEFORE JULY ___, 2007

Your vote is important.  If you do not intend to personally attend the meeting, please complete and return this card promptly in the enclosed postage-paid envelope.  Your prompt voting by proxy will help assure a quorum at the meeting.  Voting by proxy will not prevent you from personally casting your votes at the meeting.  You may revoke your proxy before it is exercised at the meeting by submitting to the Secretary of the Company a written notice of revocation or a subsequently signed proxy card, or by attending the meeting and voting in person.

THANK YOU FOR YOUR TIME

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